UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2006

SOLAR THIN FILMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19404	95-4356228
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation	File Number)	Identification No.)

108 Village Square, Suite #327, Somers, NY	10589
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code) (631) 254-2136

American United Global, Inc.
(Former name or former address, if changed since last report)

Copies to:
Richard A. Friedman, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

American United Global, Inc. (the “Company”) filed Certificate of Ownership (“Certificate”) with the Secretary of State of the State of Delaware, effective as of July 3, 2006. The Certificate was filed to effectuate a merger between Solar Thin Films, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and the Company with the Company being the surviving entity, resulting in a name change of the Company from “American United Global, Inc.” to “Solar Thin Films, Inc.” As a result, the Company’s quotation symbol changed from “AUGB.PK” to “SLTF.PK”.

The Certificate is attached hereto as Exhibit 3.1.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro Forma Financials statements.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Description
3.1	Certificate of Ownership filed on June 28, 2006 with the Delaware Secretary of State. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS INC.

Date: July 10, 2006	By:	/s/ Robert Rubin

Robert Rubin Chief Executive Officer